                            EXHIBIT 99.1
News Release

205 Crosspoint Parkway
Buffalo, NY 14068
Immediate Release

Columbus McKinnon Reports Record Sales of $253.8 Million and
Delivers Record Operating Income for Fourth Quarter Fiscal 2023

BUFFALO, NY, May 25, 2023 - Columbus McKinnon Corporation (Nasdaq: CMCO), a leading designer, manufacturer and marketer of intelligent motion solutions for material handling, today announced financial results for its fiscal year 2023 fourth quarter, which ended March 31, 2023.

Fiscal Year and Fourth Quarter 2023 Highlights (compared with prior year periods)
•Set records in fiscal 2023 for sales, gross margin and operating income
•Strong execution resulted in record fiscal 2023 sales of $936.2 million and record fourth quarter sales of $253.8 million; FX negatively impacted revenue by $30.6 million for the year
•Achieved record annual gross margin of 36.5%, a 170 basis point improvement; fourth quarter gross margin expanded 220 basis points to 35.9%
•Operational leverage drove operating income records of $97.8 million for the year and $27.5 million for the quarter
•Generated $83.6 million in cash from operations for the year; delivered $66.7 million in cash from operations in the quarter, strongest quarter on record
•Reduced net debt leverage ratio to 2.2x1 providing ample flexibility for montratec® acquisition expected to close by May 31st
•Continue to expect low-to-mid single digit revenue growth in fiscal 2024 plus additional benefits of montratec acquisition

David J. Wilson, President and CEO, commented, “We delivered record sales, gross margin, and operating income for fiscal 2023 as the team successfully executes our strategy to transform Columbus McKinnon into a higher growth, less cyclical business with stronger earnings power. We are driving improvements through the discipline of CMBS which includes our 80/20 process and investments in robust digital tools and processes to improve our customers’ experience. Our fiscal year and fourth quarter results demonstrate another proof point along our path toward our fiscal 2027 financial goals of $1.5 billion in revenue with adjusted EBITDA margin of approximately 21%.”

He continued, “We are thrilled to add montratec® to the portfolio as we enter fiscal 2024. montratec brings advanced automation technology to our precision conveying platform. With its rapid growth and attractive margin profile, montratec further propels our transformation. Importantly, our strong cash generation provides the financial flexibility to complete the acquisition and advance our strategy. We expect to close the deal in the next week.

“We are making substantial progress advancing our strategy and are executing to plan. I am excited about where we are headed as an enterprise.”

1 On a financial covenant basis per Amended and Restated Credit Agreement

Columbus McKinnon Reports Record Sales of $253.8 Million and Delivers Record Operating Income for Fourth Quarter Fiscal 2023

May 25, 2023
Fourth Quarter Fiscal 2023 Sales

($ in millions)	Q4 FY 23	Q4 FY 22	Change	% Change
Net sales	$253.8	$253.4	$0.4	0.2%
U.S. sales	$149.4	$149.0	$0.4	0.3%
% of total	59%	59%
Non-U.S. sales	$104.4	$104.4	$—	—%
% of total	41%	41%

For the quarter, sales increased $0.4 million, or 0.2%. Excluding a $4.2 million, or 1.7%, impact of foreign currency exchange, sales on a constant currency basis increased 1.8%. In the U.S., price improved $9.3 million, or 6.3%, which was partially offset by declining volume of $8.9 million, or 6.0%. Outside the U.S., price improved $5.1 million, or 4.9%, partially offset by declining volume of $0.9 million, or 0.8%.

Fourth Quarter Fiscal 2023 Operating Results

($ in millions)	Q4 FY 23	Q4 FY 22	Change	% Change
Gross profit	$91.2	$85.5	$5.7	6.7%
Gross margin	35.9%	33.7%	220 bps
Adjusted gross profit*	$91.2	$88.7	$2.5	2.8%
Adjusted gross margin*	35.9%	34.8%	110 bps
Income from operations	$27.5	$24.1	$3.4	14.2%
Operating margin	10.8%	9.5%	130 bps
Adjusted income from operations*	$29.2	$28.6	$0.6	2.1%
Adjusted operating margin*	11.5%	11.2%	30 bps
Net income (loss)	$13.9	$11.8	$2.1	17.5%
Net income (loss) margin	5.5%	4.7%	80 bps
Diluted EPS	$0.48	$0.41	$0.07	17.1%
Adjusted EPS*	$0.80	$0.79	$0.01	1.3%
Adjusted EBITDA*	$39.7	$39.3	$0.4	1.0%
Adjusted EBITDA margin*	15.7%	15.4%	30 bps
*Adjusted gross profit, adjusted gross margin, adjusted income from operations, adjusted operating margin, adjusted EPS, adjusted EBITDA, and adjusted EBITDA margin are non-GAAP measures. See accompanying discussion and reconciliation tables in this release regarding adjusted operating income, adjusted operating margin, adjusted EPS, and the reconciliation of GAAP net income (loss) to adjusted EBITDA.

Adjusted earnings per diluted share were $0.80 in the fiscal 2023 fourth quarter compared with $0.79 in the prior year. Adjusted EPS excludes amortization of intangible assets related to acquisitions. The Company believes this better represents its inherent earnings power and cash generation capability.

First Quarter Fiscal 2024 Outlook
Columbus McKinnon expects first quarter fiscal 2024 sales at current exchange rates to be in the range of
$235 million to $240 million including the first month of montratec, implying high-single digit growth at the mid-point of the range.

Mr. Wilson concluded, “We are encouraged by the opportunities we are identifying to grow our business at better than market rates. We are utilizing direct customer feedback to inform our actions, enhance customer experience and unlock the potential to earn greater market share. We are deepening our reach in more secular markets with enduring tailwinds and advancing our capabilities to sustain our leadership position in intelligent motion for material handling. We believe we are on track to deliver low-to-mid single digit revenue growth and further margin expansion in fiscal 2024.”

Columbus McKinnon Reports Record Sales of $253.8 Million and Delivers Record Operating Income for Fourth Quarter Fiscal 2023

May 25, 2023
Teleconference/webcast

Columbus McKinnon will host a conference call and live webcast today at 10:00 AM Eastern Time, at which management will review the Company’s financial results and strategy. The review will be accompanied by a slide presentation, which will be available on Columbus McKinnon’s website at investors.columbusmckinnon.com. A question-and-answer session will follow the formal discussion.

The conference call can be accessed by dialing 201-493-6780. The listen-only audio webcast can be monitored at investors.columbusmckinnon.com. To listen to the archived call, dial 412-317-6671 and enter the passcode 13738230. The telephonic replay will be available from 1:00 PM Eastern Time on the day of the call through Thursday, June 1, 2023. Alternatively, an archived webcast of the call can be found on the Company’s website. In addition, a transcript of the call will be posted to the website once available.

About Columbus McKinnon

Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of intelligent motion solutions that move the world forward and improve lives by efficiently and ergonomically moving, lifting, positioning, and securing materials. Key products include hoists, crane components, precision conveyor systems, rigging tools, light rail workstations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at www.columbusmckinnon.com.

Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning expected growth, future sales and EBITDA margins, and future potential to deliver results; the execution of its strategy and further transformation of the Company with stronger growth, less cyclicality and higher margins, and achievement of certain goals. These statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including the impact of supply chain challenges and inflation, the ability of the Company to scale the organization, achieve its financial targets including revenue and adjusted EBITDA margin, and to execute CMBS and the Core Growth Framework; global economic and business conditions affecting the industries served by the Company and its subsidiaries including COVID-19; the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the ability to expand into new markets and geographic regions, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. Consequently, such forward-looking statements should be regarded as current plans, estimates and beliefs. The Company assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Gregory P. Rustowicz	Investor Relations:
Executive Vice President - Finance and Chief Financial Officer	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908
greg.rustowicz@cmworks.com	dpawlowski@keiadvisors.com

Financial tables follow.

Columbus McKinnon Reports Record Sales of $253.8 Million and Delivers Record Operating Income for Fourth Quarter Fiscal 2023

May 25, 2023
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	March 31, 2023	March 31, 2022	Change
Net sales	$253,843	$253,368	0.2%
Cost of products sold	162,625	167,893	(3.1)%
Gross profit	91,218	85,475	6.7%
Gross profit margin	35.9%	33.7%
Selling expenses	25,331	27,080	(6.5)%
% of net sales	10.0%	10.7%
General and administrative expenses	26,353	23,633	11.5%
% of net sales	10.4%	9.3%
Research and development expenses	5,506	4,068	35.3%
% of net sales	2.2%	1.6%
Amortization of intangibles	6,559	6,635	(1.1)%
Income from operations	27,469	24,059	14.2%
Operating margin	10.8%	9.5%
Interest and debt expense	7,668	5,352	43.3%
Investment (income) loss, net	(483)	578	NM
Foreign currency exchange loss (gain), net	(1,037)	527	NM
Other (income) expense, net	(73)	(378)	NM
Income before income tax expense	21,394	17,980	19.0%
Income tax expense	7,499	6,154	21.9%
Net income	$13,895	$11,826	17.5%

Average basic shares outstanding	28,609	28,507	0.4%
Basic income per share	$0.49	$0.41	19.5%

Average diluted shares outstanding	28,869	28,845	0.1%
Diluted income per share	$0.48	$0.41	17.1%

Dividends declared per common share	$0.14	$0.13

Columbus McKinnon Reports Record Sales of $253.8 Million and Delivers Record Operating Income for Fourth Quarter Fiscal 2023

May 25, 2023
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Year Ended
	March 31, 2023	March 31, 2022	Change
Net sales	$936,240	$906,555	3.3%
Cost of products sold	594,141	590,825	0.6%
Gross profit	342,099	315,730	8.4%
Gross profit margin	36.5%	34.8%
Selling expenses	102,528	99,187	3.4%
% of net sales	11.0%	10.9%
General and administrative expenses	94,794	102,128	(7.2)%
% of net sales	10.1%	11.3%
Research and development expenses	20,935	15,351	36.4%
% of net sales	2.2%	1.7%
Amortization of intangibles	26,001	25,283	2.8%
Income from operations	97,841	73,781	32.6%
Operating margin	10.5%	8.1%
Interest and debt expense	27,942	20,126	38.8%
Cost of debt refinancing	—	14,803	NM
Investment (income) loss, net	(315)	(46)	NM
Foreign currency exchange loss (gain), net	(2,189)	1,574	NM
Other (income) expense, net	(2,072)	(1,122)	NM
Income before income tax expense	74,475	38,446	93.7%
Income tax expense	26,046	8,786	196.4%
Net income	$48,429	$29,660	63.3%

Average basic shares outstanding	28,600	28,040	2.0%
Basic income per share	$1.69	$1.06	59.4%

Average diluted shares outstanding	28,818	28,401	1.5%
Diluted income per share	$1.68	$1.04	61.5%

Dividends declared per common share	$0.28	$0.25

Columbus McKinnon Reports Record Sales of $253.8 Million and Delivers Record Operating Income for Fourth Quarter Fiscal 2023

May 25, 2023
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2023	March 31, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$133,176	$115,390
Trade accounts receivable	151,451	147,515
Inventories	179,359	172,139
Prepaid expenses and other	32,254	31,545
Total current assets	496,240	466,589

Net property, plant, and equipment	94,360	97,926
Goodwill	644,629	648,849
Other intangibles, net	362,537	390,788
Marketable securities	10,368	10,294
Deferred taxes on income	2,035	2,313
Other assets	88,286	68,948
Total assets	$1,698,455	$1,685,707

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$76,736	$90,881
Accrued liabilities	124,317	118,187
Current portion of long-term debt and finance lease obligations	40,604	40,551
Total current liabilities	241,657	249,619

Term loan and finance lease obligations	430,988	470,675
Other non-current liabilities	192,013	192,610
Total liabilities	864,658	912,904

Shareholders’ equity:
Common stock	286	285
Treasury Stock	(1,001)	—
Additional paid-in capital	515,797	506,074
Retained earnings	356,758	316,343
Accumulated other comprehensive loss	(38,043)	(49,899)
Total shareholders’ equity	833,797	772,803
Total liabilities and shareholders’ equity	$1,698,455	$1,685,707

Columbus McKinnon Reports Record Sales of $253.8 Million and Delivers Record Operating Income for Fourth Quarter Fiscal 2023

May 25, 2023
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Year Ended
	March 31, 2023	March 31, 2022
Operating activities:
Net income	$48,429	$29,660
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	41,947	41,924
Deferred income taxes and related valuation allowance	(300)	(1,969)
Net loss (gain) on sale of real estate, investments and other	(54)	136
Stock-based compensation	10,425	11,246
Amortization of deferred financing costs	1,721	1,703
Loss (gain) on hedging instruments	(438)	853
Cost of debt refinancing	—	14,803
Loss on retirement of fixed asset	175	—
Gain on sale of building	(232)	(375)
Non-cash lease expense	7,867	7,945
Changes in operating assets and liabilities, net of effects of business acquisitions:
Trade accounts receivable	(4,858)	(18,988)
Inventories	(9,087)	(40,201)
Prepaid expenses and other	6,667	(47)
Other assets	(123)	25
Trade accounts payable	(13,964)	12,681
Accrued liabilities	9,150	696
Non-current liabilities	(13,689)	(11,211)
Net cash provided by (used for) operating activities	83,636	48,881

Investing activities:
Proceeds from sales of marketable securities	3,651	4,434
Purchases of marketable securities	(4,021)	(7,130)
Capital expenditures	(12,632)	(13,104)
Proceeds from sale of building, net of transaction costs	373	461
Proceeds from insurance reimbursement	—	482
Purchases of businesses, net of cash acquired	(1,616)	(539,778)
Dividend received from equity method investment	313	324
Net cash provided by (used for) investing activities	(13,932)	(554,311)

Financing activities:
Proceeds from issuance of common stock	713	2,655
Purchases of treasury stock	(1,001)	—
Repayment of debt	(40,550)	(477,846)
Proceeds from issuance of long-term debt	—	725,000
Proceeds from equity offering	—	207,000
Fees related to debt and equity offering	—	(26,184)
Cash inflows from hedging activities	24,495	19,417
Cash outflows from hedging activities	(24,221)	(20,206)
Payment of dividends	(8,008)	(6,562)
Other	(1,415)	(2,574)
Net cash provided by (used for) financing activities	(49,987)	420,700

Effect of exchange rate changes on cash	(1,931)	(2,007)

Net change in cash and cash equivalents	17,786	(86,737)
Cash, cash equivalents, and restricted cash at beginning of year	115,640	202,377
Cash, cash equivalents, and restricted cash at end of year	$133,426	$115,640

Columbus McKinnon Reports Record Sales of $253.8 Million and Delivers Record Operating Income for Fourth Quarter Fiscal 2023

May 25, 2023
COLUMBUS McKINNON CORPORATION
Q4 FY 2023 Sales Bridge

	Quarter		Year To Date
($ in millions)	$ Change	% Change	$ Change	% Change
Fiscal 2022 Sales	$253.4		$906.6
Acquisitions	—	—%	22.4	2.5%
Volume	(9.9)	(3.9)%	(9.2)	(1.0)%
Pricing	14.5	5.7%	47.0	5.2%
Foreign currency translation	(4.2)	(1.7)%	(30.6)	(3.4)%
Total change	$0.4	0.2%	$29.6	3.3%
Fiscal 2023 Sales	$253.8		$936.2

COLUMBUS McKINNON CORPORATION
Q4 FY 2023 Gross Profit Bridge

($ in millions)	Quarter	Year To Date
Fiscal 2022 Gross Profit	$85.5	$315.7
Acquisitions	—	9.5
Price, net of material cost inflation	9.2	22.6
Prior year acquisition amortization of backlog	1.7	2.2
Prior year acquisition inventory step-up expense	1.5	5.0
Tariffs	0.5	0.6
Productivity, net of other cost changes	(0.5)	(5.0)
Foreign currency translation	(1.3)	(10.8)
Sales volume and mix	(5.4)	(3.4)
Business realignment costs	—	1.6
Acquisition integration costs	—	0.5
Product liability	—	0.7
Prior year product liability settlement	—	2.9
Total change	5.7	26.4
Fiscal 2023 Gross Profit	$91.2	$342.1

U.S. Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY 24	63	62	61	62	248

FY 23	63	64	60	63	250

FY 22	63	64	61	63	251

Columbus McKinnon Reports Record Sales of $253.8 Million and Delivers Record Operating Income for Fourth Quarter Fiscal 2023

May 25, 2023
COLUMBUS McKINNON CORPORATION
Additional Data - UNAUDITED

	March 31, 2023		December 31, 2022		March 31, 2022
($ in millions)
Backlog	$308.7		$329.1		$309.1
Long-term backlog
Expected to ship beyond 3 months	$142.0		$164.7		$135.2
Long-term backlog as % of total backlog	46.0%		50.0%		43.7%

Trade accounts receivable
Days sales outstanding	54.3	days	58.0	days	53.0	days

Inventory turns per year
(based on cost of products sold)	3.6	turns	3.0	turns	3.9	turns
Days' inventory	101.4	days	121.0	days	93.6	days

Trade accounts payable
Days payables outstanding	53.3	days	52.6	days	58.7	days

Working capital as a % of sales (2)	17.3%		22.1%		15.5%

Net cash provided by (used for) operating activities	$66.7		$10.8		$25.2
Capital expenditures	$3.1		$4.2		$3.6
Free cash flow (1)	$63.6		$6.5		$21.6

Debt to total capitalization percentage	36.1%		37.3%		39.8%

Debt, net of cash, to net total capitalization	28.9%		33.0%		33.9%

(1) Free cash flow is defined as cash from operations less capital expenditures. Free cash flow is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as free cash flow, is important for investors and other readers of the Company’s financial statements.
Components may not add due to rounding.
(2) March 31, 2022 figure excludes the impact of the acquisition of Garvey.

Columbus McKinnon Reports Record Sales of $253.8 Million and Delivers Record Operating Income for Fourth Quarter Fiscal 2023

May 25, 2023
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Profit
($ in thousands, except per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2023	2022	2023	2022
GAAP gross profit	$91,218	$85,475	$342,099	$315,730
Add back (deduct):
Acquisition inventory step-up expense	—	1,546	—	5,042
Product liability settlement	—	—	—	2,850
Acquisition amortization of backlog	—	1,650	—	2,100
Business realignment costs	—	—	—	1,606
Acquisition integration costs	—	—	—	521
Non-GAAP adjusted gross profit	$91,218	$88,671	$342,099	$327,849

Sales	$253,843	$253,368	$936,240	$906,555
Add back:
Acquisition amortization of backlog	—	1,650	—	2,100
Non-GAAP sales	$253,843	$255,018	$936,240	$908,655

Gross margin - GAAP	35.9%	33.7%	36.5%	34.8%
Adjusted gross margin - Non-GAAP	35.9%	34.8%	36.5%	36.1%

Adjusted gross profit is defined as gross profit as reported, adjusted for certain items. Adjusted gross profit is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted gross profit, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's gross profit to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit to that of other companies.

Columbus McKinnon Reports Record Sales of $253.8 Million and Delivers Record Operating Income for Fourth Quarter Fiscal 2023

May 25, 2023
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Income from Operations to Non-GAAP Adjusted Income from Operations
($ in thousands, except per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2023	2022	2023	2022
GAAP income from operations	$27,469	$24,059	$97,841	$73,781
Add back (deduct):
Acquisition deal and integration costs	173	229	616	10,473
Acquisition inventory step-up expense	—	1,546	—	5,042
Business realignment costs	848	1,115	5,140	3,902
Product liability settlement	—	—	—	2,850
Garvey contingent consideration	—	—	1,230	—
Headquarter relocation costs	681	—	996	—
Acquisition amortization of backlog	—	1,650	—	2,100
Non-GAAP adjusted income from operations	$29,171	$28,599	$105,823	$98,148

Sales	$253,843	$253,368	$936,240	$906,555
Add back:
Acquisition amortization of backlog	—	1,650	—	2,100
Non-GAAP sales	$253,843	$255,018	$936,240	$908,655

Operating margin - GAAP	10.8%	9.5%	10.5%	8.1%
Adjusted operating margin - Non-GAAP	11.5%	11.2%	11.3%	10.8%

Adjusted income from operations is defined as income from operations as reported, adjusted for certain items. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations, as well as facilitates a more meaningful comparison of the Company’s income from operations to that of other companies.

Columbus McKinnon Reports Record Sales of $253.8 Million and Delivers Record Operating Income for Fourth Quarter Fiscal 2023

May 25, 2023
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income and Diluted Earnings per Share to
Non-GAAP Adjusted Net Income and Diluted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2023	2022	2023	2022
GAAP net income (loss)	$13,895	$11,826	$48,429	$29,660
Add back (deduct):
Amortization of intangibles	6,559	6,635	26,001	25,283
Cost of debt refinancing	—	—	—	14,803
Acquisition deal and integration costs	173	229	616	10,473
Acquisition inventory step-up expense	—	1,546	—	5,042
Business realignment costs	848	1,115	5,140	3,902
Product liability settlement	—	—	—	2,850
Acquisition amortization of backlog	—	1,650	—	2,100
Garvey contingent consideration	—	—	1,230	—
Headquarter relocation costs	681	—	996	—
Normalize tax rate to 22% (1)	975	(260)	2,185	(13,852)
Non-GAAP adjusted net income	$23,131	$22,741	$84,597	$80,261

Average diluted shares outstanding	28,869	28,845	28,818	28,401

Diluted income (loss) per share - GAAP	$0.48	$0.41	$1.68	$1.04

Diluted income per share - Non-GAAP	$0.80	$0.79	$2.94	$2.83
(1) Applies a normalized tax rate of 22% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items, including amortization of intangible assets, and also adjusted for a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies. The Company believes that representing adjusted EPS provides a better understanding of its earnings power inclusive of adjusting for the non-cash amortization of intangible assets, reflecting the Company’s strategy to grow through acquisitions as well as organically.

Columbus McKinnon Reports Record Sales of $253.8 Million and Delivers Record Operating Income for Fourth Quarter Fiscal 2023

May 25, 2023
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
($ in thousands)

	Three Months Ended March 31,		Year Ended March 31,
	2023	2022	2023	2022
GAAP net income (loss)	$13,895	$11,826	$48,429	$29,660
Add back (deduct):
Income tax expense	7,499	6,154	26,046	8,786
Interest and debt expense	7,668	5,352	27,942	20,126
Investment (income) loss, net	(483)	578	(315)	(46)
Foreign currency exchange loss (gain), net	(1,037)	527	(2,189)	1,574
Other (income) expense, net	(73)	(378)	(2,072)	(1,122)
Depreciation and amortization expense	10,567	10,679	41,947	41,924
Cost of debt refinancing	—	—	—	14,803
Acquisition deal and integration costs	173	229	616	10,473
Acquisition inventory step-up expense	—	1,546	—	5,042
Business realignment costs	848	1,115	5,140	3,902
Product liability settlement	—	—	—	2,850
Acquisition amortization of backlog	—	1,650	—	2,100
Garvey contingent consideration	—	—	1,230	—
Headquarter relocation costs	681	—	996	—
Non-GAAP adjusted EBITDA	$39,738	$39,278	$147,770	$140,072

Sales	$253,843	$253,368	$936,240	$906,555
Add back:
Acquisition amortization of backlog	—	1,650	—	2,100
Non-GAAP sales	$253,843	$255,018	$936,240	$908,655

Net income (loss) margin - GAAP	5.5%	4.7%	5.2%	3.3%
Adjusted EBITDA margin - Non-GAAP	15.7%	15.4%	15.8%	15.4%

Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted EBITDA, is important for investors and other readers of the Company’s financial statements.